Exhibit 10.14

MAVENIR SYSTEMS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Updated on October 22, 2013 to reflect (i) a 1 for 7 reverse stock split and (ii) updates to certain numbers in Sections 7.1 and 7.4 as approved by the Plan Administrator)

ARTICLE I.

PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Mavenir Systems, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in an employee stock purchase plan designed to qualify under Section 423 of the Code for one or more specified offerings made under such plan.

The Plan shall become effective on May 20, 2014 (the “Effective Time”).

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE II.

ADMINISTRATION OF THE PLAN

2.1 The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to bring one or more offerings under the Plan into compliance with the requirements of Code Section 423.

2.2 The Plan Administer may authorize one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but with the requirements of the foreign jurisdictions in which those offerings are conducted. Such offerings shall be separate from any offerings designed to comply with the Code Section 423 requirements but may be conducted concurrently with those offerings.

2.3 Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

ARTICLE III.

STOCK SUBJECT TO PLAN

3.1 The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall initially be limited to 482,143 shares.

3.2 The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day in January each calendar year during the term of the Plan, beginning with the 2015 calendar year, by an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on the last trading day in the immediately preceding calendar month, but in no event shall any such annual increase exceed 428,572 shares.

3.3 Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and class of securities issuable under the Plan; (ii) the maximum number and class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section 3.2 of this Article III; (iii) the maximum number and class of securities purchasable per Participant on any one Purchase Date during an offering period; (iv) the maximum number and class of securities purchasable in total by all Participants under the Plan on any one Purchase Date; and (v) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and such adjustments shall be final, binding and conclusive.

ARTICLE IV.

OFFERING PERIODS

4.1 Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

4.2 Each offering period shall be of such duration not to exceed twenty-four (24) months, as determined by the Plan Administrator prior to the start of the applicable offering period. Until such time as the Plan Administrator specifies otherwise, offering periods shall be of a duration of approximately six (6) months and shall commence on the first Trading Day in the in the six (6)-month period commencing on May 20 and November 20 each year and end on the last Trading Day of such six (6)-month period, respectively.

4.3 Each offering period shall be comprised of one or more Purchase Intervals. Until such time as the Plan Administrator specifies otherwise, each offering period shall be comprised of one Purchase Interval.

4.4 The terms and conditions of each offering period may vary, and two or more offerings periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by the Company (or any subsidiary of the Company) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering period contravene the express limitations and restrictions of the Plan, and the participants in each separate offering period conducted by one or more Participating Companies in the United States shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

4.5 The following provision may, at the discretion of the Plan Administrator, apply with respect to offering periods comprised of two (2) or more Purchase Intervals. Should the Fair Market Value per share of Common Stock on any Purchase Date within such an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in that offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the offering period commencing on the next business day following such Purchase Date, provided and only if the Fair Market Value per share of Common Stock on the start date of that new offering period is lower than the Fair Market Value per share of Common Stock on the start date of the offering period in which they were currently enrolled.

ARTICLE V.

ELIGIBILITY

5.1 Purchase rights may be granted under the Plan only to Employees of the Company or an Affiliate. Unless otherwise determined by the Plan Administrator for an offering, each individual who is an Eligible Employee on the start date of the offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time.

5.2 The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

5.3 An Affiliate shall become a Participating Company when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

5.4 Except as otherwise provided in Sections 4.5, the Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization or other authorization form for any other form of contribution permitted for that offering period) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

ARTICLE VI.

PAYROLL DEDUCTIONS/OTHER FORMS OF CONTRIBUTION

6.1 For each offering period, the Plan Administrator may allow contributions to the Plan to be effected in the form of periodic payroll deductions or one or more other forms of permitted contribution specified by the Plan Administrator prior to the start date of the applicable offering period. However, all contributions, whether in the form of payroll deductions or other mode, shall be made solely on the basis of the Participant’s Cash Earnings for the offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period:

(a) Participant contributions for each offering period shall be solely in the form of payroll deductions; and

(b) the payroll deductions or other form of permitted contribution that each Participant may authorize for purposes of acquiring shares of Common Stock during an offering period may be in any multiple of one percent (1%) of the Cash Earnings paid to that Participant during each Purchase Interval within such offering period, up to a maximum of fifteen percent (15%).

6.2 Payroll deductions or other permitted forms of contribution collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Purchase Interval in which collected, with such conversion to be based on an exchange rate determined by the Plan Administration in its sole discretion.

6.3 The rate of payroll deduction or other permitted form of contribution shall continue in effect throughout the offering period, except for changes effected in accordance with the following guidelines:

(a) The Participant may, at any time during the offering period, reduce the rate of his or her payroll deduction or other permitted form of contribution to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(b) The Participant may, at any time during the offering period, increase the rate of his or her payroll deduction or other permitted form of contribution (up to the maximum percentage limit for that offering period) to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such increase per Purchase Interval.

(c) The Participant may at any time reduce his or her rate of payroll deduction or other form of permitted contribution to 0%. Such reduction shall become effective as soon as administratively practicable following the filing of the appropriate form with the Plan Administrator. The Participant’s existing payroll deductions or other permitted form of contribution authorized for the Purchase Interval in which such reduction occurs shall be applied to the purchase of shares of Common Stock on the next scheduled Purchase Date.

6.4 Payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. To the extent the Plan Administrator permits other forms of contribution for an offering period, those permitted contributions at the level authorized by each affected Participant shall be collected in the manner specified by the Plan Administrator for that offering period. The payroll deductions or other permitted forms of contribution so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, unless otherwise required by the terms of that offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, the amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for any corporate purpose.

6.5 Payroll deductions or other permitted form of contribution authorized by the Participant shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

6.6 The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

ARTICLE VII.

PURCHASE RIGHTS

7.1 Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period. Unless the Plan Administrator determines otherwise prior to the start date of the applicable offering period and subject to the limitations of Article VIII below, each purchase right granted for an offering period shall provide the Participant with the right to purchase up to 1,000 shares of Common Stock on each Purchase Date within that offering period subject to (i) periodic adjustments in the event of certain changes in the Company’s capitalization and/or (ii) adjustment by the Plan Administrator as provided in Section 7.4 of this Article VII. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Affiliate.

7.2 Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions or other authorized contributions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s authorized payroll deductions or other form of permitted contribution for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

7.3 Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period will be established by the Plan Administrator prior to the start of that offering period, but in no event shall such purchase price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period; or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

7.4 Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through his or her authorized payroll deductions or other permitted form of contribution during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall be governed by the limitation set forth in Section 7.1, as adjusted periodically in the event of certain changes in the Company’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date shall not exceed 312,500 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant (and the corresponding maximum number of shares purchasable per Participant for that offering period) and in total by all Participants on each Purchase Date within that offering period.

7.5 Excess Payroll Deductions/Contributions. Any authorized payroll deductions or other permitted form of contribution not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any authorized payroll deductions or other permitted form of contribution not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.

7.6 Suspension of Payroll Deductions/Contributions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions or other permitted form of contribution authorized by the Participant for that offering period shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions or contributions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and the Participant’s authorized payroll deductions or other permitted form of contribution shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

7.7 Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(a) A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in that offering period, and no further payroll deductions or other permitted form of contribution shall be collected from the Participant with respect to the offering period. Any payroll deductions or other permitted form of contribution authorized by the Participant and collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions or other permitted form of contribution authorized by the Participant and collected with respect to the Purchase Interval in which such withdrawal occurs shall be refunded to the Participant as soon as possible.

(b) The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

(c) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s authorized payroll deductions or other permitted contributions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (i) withdraw all the payroll deductions or other permitted contributions authorized by the Participant and collected to date on his or her behalf for that Purchase Interval or (ii) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. Unless otherwise determined by the Plan Administrator for one or more offerings, in no event, however, shall any further payroll deductions or other permitted form of contribution be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave; or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her authorized payroll deductions or other permitted form of contribution under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. Unless otherwise determined by the Plan Administrator for one or more offerings, an individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period above will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

7.8 Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the authorized payroll deductions or other permitted contributions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at the purchase price per share in effect for that Purchase Interval pursuant to the Purchase Price provisions of Section 7.3 of this Article VII. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

The Company shall use reasonable efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and the Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

7.9 Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the authorized payroll deductions or other permitted form of contribution of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

7.10 ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant’s Entry Date into the offering period in which the shares were purchased; and (ii) the end of the one (1)-year measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by each Participant, whether or not that Participant continues in Employee status.

7.11 Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

7.12 Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

ARTICLE VIII.

ACCRUAL LIMITATIONS

8.1 No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under the Plan; and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Company or any Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

8.2 For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(a) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(b) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

8.3 If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the authorized payroll deductions or other permitted form of contribution which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

8.4 In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

ARTICLE IX.

EFFECTIVE DATE AND TERM OF THE PLAN

9.1 The Plan shall become effective for the offering period commencing at the Effective Time; provided, however, that (i) the Plan shall have been approved by the stockholders of the Company; and (ii) no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

9.2 Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) November 19, 2024; (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan; or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions or other forms of contribution shall be collected, under the Plan following such termination.

ARTICLE X.

AMENDMENT OF THE PLAN

10.1 The Board may alter or amend the Plan at any time to become effective as of the start date of the next offering period thereafter under the Plan. In addition, the Board may suspend or terminate the Plan at any time to become effective immediately following the close of any subsequent Purchase Interval.

10.2 In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization or (ii) modify the eligibility requirements for participation in the Plan.

ARTICLE XI.

GENERAL PROVISIONS

11.1 All costs and expenses incurred in the administration of the Plan shall be paid by the Company; provided, however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

11.2 Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

11.3 The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

Schedule A

Companies Participating in

the Mavenir Systems, Inc. 2013

Employee Stock Purchase Plan

As of the Effective Time

MAVENIR SYSTEMS, INC.

Schedule A-1

APPENDIX

The following definitions shall be in effect under the Plan:

1.1 “Affiliate” shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.

1.2 “Board” shall mean the Company’s Board of Directors.

1.3 “Cash Earnings” shall, unless otherwise specified by the Plan Administrator prior to the start of an offering period, mean (i) the regular base salary paid to such Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan; and (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Cash Earnings shall be calculated before deduction of (A) any income or employment tax or other withholdings; or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Affiliate. Cash Earnings shall not include any contributions made on the Participant’s behalf by the Company or any Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings). The Plan Administrator may make modifications to the definition of Cash Earnings for one or more offerings as decided appropriate.

1.4 “Change in Control” shall mean a change in ownership of the Company pursuant to any of the following transactions:

(a) the closing of a merger, consolidation or other reorganization approved by the Company’s stockholders in which a change in ownership or control of the Company is effected through the acquisition by any person or group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members);

(b) the closing of a sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the

Appendix-1

1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders; or

(d) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

1.5 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6 “Common Stock” shall mean the Company’s common stock.

1.7 “Company” shall mean Mavenir Systems, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Mavenir Systems, Inc. that shall assume the Plan.

1.8 “Effective Time” shall mean May 20, 2014. Any Affiliate that becomes a Participating Company after such Effective Time shall have a subsequent Effective Time with respect to its employee-Participants that is determined in accordance with Section 5.3 of the Plan.

1.9 “Eligible Employee” shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings that are considered wages under Code Section 3401 (a); provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, waive one or both of the twenty (20) hour and five (5) month service requirements.

1.10 “Entry Date” shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

1.11 “Fair Market Value” per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

Appendix-2

1.12 “1933 Act” shall mean the Securities Act of 1933, as amended.

1.13 “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

1.14 “Participant” shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

1.15 “Participating Company” shall mean the Company and such Affiliate or Affiliates as may be authorized, in accordance with Section 5.3 of the Plan, to extend the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan as of the Effective Time are listed in attached Schedule A.

1.16 “Plan” shall mean the Mavenir Systems, Inc. 2013 Employee Stock Purchase Plan, as set forth in this document.

1.17 “Plan Administrator” means the particular entity, whether one or more Committees or the Board, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

1.18 “Purchase Date” shall mean the last business day of each Purchase Interval.

1.19 “Purchase Interval” shall mean each successive purchase interval within an offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

1.20 “Stock Exchange” shall mean the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE MKT.

1.21 “Trading Day” shall mean a day on which the Stock Exchange on which the Common Stock is listed is open for trading.

Appendix-3